Exhibit 99.1

4DMT Reports Second Quarter 2026 Financial Results, Operational Highlights

and Expected Upcoming Milestones

•
Completed enrollment for 4D-150 4FRONT-2 wet AMD Phase 3; topline data expected in H2 2027
•
4D-150 4FRONT-1 Phase 3 topline data expected in Q2 2027
•
Presented positive 2-year data from 4D-150 PRISM Phase 2b at ASRS, highlighting long-term continuous treatment effect and ongoing favorable safety profile
•
Plan to initiate a 4D-150 DME Phase 3 in Q3 2026
•
Company to host an Investor Day on October 21, 2026, in New York City
•
Entered into a strategic credit facility agreement with Hercules Capital, Inc. for up to $200 million, initial draw of $20 million
•
$431 million in cash, cash equivalents and marketable securities expected to fund current operating plan into second half of 2028

EMERYVILLE, Calif., August 13, 2026 (GLOBE NEWSWIRE) -- 4D Molecular Therapeutics (Nasdaq: FDMT, 4DMT or the Company), a leading late-stage biotechnology company advancing durable and disease-targeted therapeutics with potential to transform treatment paradigms and provide unprecedented benefits to patients, today reported Q2 2026 financial results, provided operational highlights and outlined expected upcoming milestones.

“The second quarter of 2026 reflected continued strong execution across 4DMT, including completion of enrollment for 4FRONT-2, presenting positive long-term PRISM data and strengthening our financial flexibility through securing a strategic credit facility with Hercules,” said David Kirn, M.D., Co-founder, President and Chief Executive Officer of 4DMT. “With topline data from both 4FRONT-1 and 4FRONT-2 in wet AMD expected in 2027, our DME Phase 3 expected to initiate in the third quarter and our Investor Day planned in October, we are well positioned to advance 4D-150 as a potential paradigm-changing backbone therapy for patients with wet AMD and DME.”

Recent Highlights and Expected Milestones

•
Corporate Highlights:
o
Secured credit facility for up to $200 million from Hercules Capital to provide the Company with strategic and operational flexibility
▪
Under the terms of the agreement, the Company drew an initial $20 million at closing
o
Company to host an Investor Day in New York City on October 21, 2026
▪
Investor Day will provide an overview of the commercial potential of 4D-150 and include participation from senior leadership and leading retinal disease key opinion leaders. Additional details will be provided in advance of the event

•
4D-150 for Wet Age-related Macular Degeneration (AMD):
o
4FRONT Global Phase 3 Program:
▪
4FRONT-1, North American Clinical Trial:
•
Enrollment completed in February 2026 and randomization completed (N=523) in March 2026; topline data expected in Q2 2027
▪
4FRONT-2, Global Clinical Trial:
•
Enrollment completed in June 2026 with N>500 expected to be randomized; topline data expected in H2 2027
o
PRISM Phase 1/2 Clinical Trial:
▪
Phase 2b 2-year data in a broad patient population, including the recently diagnosed subgroup population most comparable to the 4FRONT Phase 3 population, presented at American Society of Retina Specialists (ASRS) Annual Meeting on July 18, 2026:
•
Consistent maintenance of best corrected visual acuity (BCVA)
•
Consistent control of central subfield thickness (CST) as measured by optical coherence tomography
•
Consistent, durable and clinically meaningful reduction in treatment burden:
o
Overall cohort:
▪
78% overall treatment burden reduction (2.7 mean supplemental injections per patient vs. 12.0 injections projected with on-label aflibercept 2 mg Q8W)
o
Recently diagnosed subgroup:
▪
87% overall treatment burden reduction (1.6 mean supplemental injections per patient vs. 12.0 injections projected with on-label aflibercept 2 mg Q8W)
•
4D-150 continues to be well tolerated with no new cases of inflammation with 2 to more than 4 years of follow-up on all patients as of the data cutoff and no 4D-150-related hypotony, endophthalmitis, vasculitis, occlusive/non-occlusive retinal vasculitis or choroidal effusions observed to date
•
4D-150 for Diabetic Macular Edema (DME):
o
Global Phase 3 trial design and initiation expected in Q3 2026
o
SPECTRA clinical trial 2-year data expected in Q4 2026
•
4D-175 for Geographic Atrophy:
o
Company maintains an active IND and is evaluating opportunities to advance the program into the clinic
•
4D-710 for Cystic Fibrosis:
o
AEROW Phase 1/2 clinical trial and program update expected in Q4 2026

Q2 2026 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $430.6 million as of June 30, 2026, as compared to $514.0 million as of December 31, 2025. Based on our current operating plan, we estimate that our existing cash, cash equivalents and marketable securities, and expected payments under our collaboration agreement with Otsuka, will be sufficient to fund our operating expenses and capital expenditure requirements at least into the second half of 2028.

Collaboration and License Revenue: Collaboration and license revenue was $3.8 million for the second quarter of 2026, as compared to an insignificant amount for the second quarter of 2025. The increase in revenue was primarily due to the clinical trial cost sharing and reimbursement amounts from Otsuka.

R&D Expenses: Research and development expenses were $68.3 million for the second quarter of 2026, as compared to $48.0 million for the second quarter of 2025. This increase was primarily driven by execution of 4D-150 Phase 3 clinical trials in wet AMD.

G&A Expenses: General and administrative expenses were $12.5 million for the second quarter of 2026, as compared to $11.5 million for the second quarter of 2025.

Net Loss: Net loss was $72.9 million for the second quarter of 2026, as compared to net loss of $54.7 million for the second quarter of 2025.

About 4DMT

4DMT is a leading late-stage biotechnology company advancing durable and disease-targeted therapeutics with potential to transform treatment paradigms and provide unprecedented benefits to patients. The Company’s lead product candidate 4D-150 is designed to be a backbone therapy forming the foundation of treatment of blinding retinal vascular diseases by providing multi-year sustained delivery of anti-VEGF biologics (aflibercept and anti-VEGF-C) with a single, safe, intravitreal injection, which substantially reduces the treatment burden associated with current bolus injections. The Company’s lead indication for 4D-150 is wet age-related macular degeneration, which is currently in Phase 3 development, and second indication is diabetic macular edema. The Company’s second product candidate is 4D-710, which is the first known genetic medicine to demonstrate successful delivery and expression of the CFTR transgene in the lungs of people with cystic fibrosis after aerosol delivery. 4D Molecular Therapeutics™, 4DMT™, Therapeutic Vector Evolution™, Backbone 4 Retina™, and the 4DMT logo are trademarks of 4DMT.

All of the Company’s product candidates are in clinical or preclinical development and have not yet been approved for marketing by the U.S. Food and Drug Administration or any other regulatory authority. No representation is made as to the safety or effectiveness of the Company’s product candidates for the therapeutic uses for which they are being studied.

Learn more at www.4DMT.com and follow us on LinkedIn.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the therapeutic potential and clinical benefits of, as well as the plans, announcements and related timing for, the clinical development of our product candidates, the potential benefits of the strategic partnership with Otsuka, the amount of any potential cost sharing or milestone payments pursuant to the Company’s agreement with Otsuka, the Company's expectations regarding financing alternatives and potential partnerships, the Company’s use of proceeds, and statements regarding our financial performance, results of operations and anticipated cash runway. The words "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "expect," "estimate," "seek," "predict," "future," "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including risks and uncertainties that are described in greater detail in the section entitled "Risk Factors" in 4D Molecular Therapeutics’ most recent Quarterly Report on Form 10-Q to be filed on or about the date hereof, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent 4D Molecular Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. 4D Molecular Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

4D Molecular Therapeutics, Inc.

Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue:
Collaboration and license revenue	$3,781	$15	$6,828	$29
Operating expenses:
Research and development	68,282	47,951	133,262	88,650
General and administrative	12,524	11,520	24,212	24,456
Total operating expenses	80,806	59,471	157,474	113,106
Loss from operations	(77,025)	(59,456)	(150,646)	(113,077)
Other income, net	4,089	4,798	8,950	10,447
Net loss	$(72,936)	$(54,658)	$(141,696)	$(102,630)
Net loss per share, basic and diluted	$(1.04)	$(0.98)	$(2.05)	$(1.84)
Weighted-average shares outstanding used in computing net loss per share, basic and diluted	70,272,018	55,927,091	69,175,213	55,836,075

4D Molecular Therapeutics, Inc.

Balance Sheet Data

(Unaudited)

(in thousands)

	June 30,	December 31,
	2026	2025
Cash, cash equivalents and marketable securities	$430,629	$514,034
Total assets	492,615	566,711
Total liabilities	84,956	61,047
Accumulated deficit	(858,000)	(716,304)
Total stockholders’ equity	407,659	505,664

Contacts:

Media:

Jenn Gordon

dna Communications

Media@4DMT.com

Investors:

Julian Pei

Head of Investor Relations and Strategic Finance

Investor.Relations@4DMT.com